As filed with the Securities and Exchange Commission on November 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Turnpike Street Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

DESTINATION XL GROUP, INC.

2016 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Robert S. Molloy

General Counsel and Secretary

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

(Name and address of agent for service)

(781) 828−9300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	4,855,000 shares	$8.045	$39,058,475	$3,620.72

(1)  This Registration Statement covers (i) 4,855,000 shares of Common Stock which may be issued from time to time pursuant to the Destination XL Group, Inc. 2016 Incentive Compensation Plan, as amended (the “2016 Plan”).  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of Common Stock that become issuable under the 2016 Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act.  The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Common Stock on the Nasdaq Global Market on November 12, 2021.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement (“Registration Statement”) is being filed for the purpose of registering an additional 4,855,000 shares of the Registrant’s common stock reserved for issuance under the 2016 Plan. These additional shares are additional securities of the same class as other securities for which an original registration statement (File No. 333-213311) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2016 and supplemental registration statements on Form S-8, File No. 333-233496 and File No. 333-248439, which were filed with the Commission on August 28, 2019 and August 27, 2020, respectively.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, and the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission.  The following documents, which are on file with the Commission, are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10−K for the fiscal year ended January 30, 2021, as amended;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8−A, filed on September 7, 2021, and all amendments and reports updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post−effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1	Opinion of Greenberg Traurig LLP, counsel to the Registrant.

23.1	Consent of Greenberg Traurig LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1

Destination XL Group, Inc. 2016 Incentive Compensation Plan, as amended (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 6, 2021 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on November 19, 2021.

DESTINATION XL GROUP, INC.

By:	/s/ Robert S. Molloy
Robert S. Molloy General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey S. Kanter and Robert S. Molloy as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ HARVEY S. KANTER Harvey S. Kanter	President and Chief Executive Officer (Principal Executive Officer) and Director	November 19, 2021
/s/ PETER H. STRATTON, JR. Peter H. Stratton, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 19, 2021
/s/ JOHN F. COONEY John F. Cooney	Vice President, Managing Director, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	November 19, 2021
/s/ LIONEL F. CONACHER Lionel F. Conacher	Chairman of the Board of Directors	November 19, 2021
/s/ JACK BOYLE Jack Boyle	Director	November 19, 2021
/s/ WILLEM MESDAG Willem Mesdag	Director	November 19, 2021
/s/ IVY ROSS Ivy Ross	Director	November 19, 2021
/s/ ELAINE RUBIN Elaine Rubin	Director	November 19, 2021